
<ARTICLE> 5
<LEGEND>
This schedule contains summary financial information extracted from the Registrant's 3rd Quarter 1997 Form 10-QSB and is qualified in its entirety by reference to such financial statements
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1997
<PERIOD-END>                               SEP-30-1997
<CASH>                                         815,177
<SECURITIES>                                         0
<RECEIVABLES>                                2,271,370
<ALLOWANCES>                                    85,205
<INVENTORY>                                    402,771
<CURRENT-ASSETS>                             4,046,510
<PP&E>                                      23,820,559
<DEPRECIATION>                               4,233,893
<TOTAL-ASSETS>                              24,853,812
<CURRENT-LIABILITIES>                        6,366,355
<BONDS>                                              0
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<COMMON>                                         4,607
<OTHER-SE>                                   3,816,544
<TOTAL-LIABILITY-AND-EQUITY>                24,853,812
<SALES>                                              0
<TOTAL-REVENUES>                             9,646,945
<CGS>                                                0
<TOTAL-COSTS>                                7,981,857
<OTHER-EXPENSES>                                     0<F1>
<LOSS-PROVISION>                                     0
<INTEREST-EXPENSE>                           1,047,241
<INCOME-PRETAX>                                967,891
<INCOME-TAX>                                   344,171
<INCOME-CONTINUING>                            623,720
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                   529,796<F2>
<EPS-PRIMARY>                                      .10
<EPS-DILUTED>                                      .10

<F1>Other expenses are netted with other income in the period.  the result was income of $244,931. The edgarlink program does not allow anincome number to be entered in this field. The other expense portion of this amount is immaterial.
<F2>The difference between Income Continuing and Net Income relates to Minority
Interests in Preferred Stock Dividends of consolidated subsidiaries.

